UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2019

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)
(310)
481-8400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC

Securities registered pursuant to Section 12(g) of the Act:

Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR §
240.12b-2).
Kilroy Realty Corporation:
Emerging growth company
☐
Kilroy Realty, L.P.:
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kilroy Realty Corporation ☐	Kilroy Realty, L.P. ☐

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT

On September 3, 2019, Kilroy Realty, L.P. (the “Operating Partnership”) and Kilroy Realty Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Barclays Capital Inc., as representatives of the several underwriters (the “Underwriters”) listed on Schedule A attached thereto, relating to the public offering by the Operating Partnership of $500,000,000 aggregate principal amount of the Operating Partnership’s 3.050% Senior Notes due 2030 (the “2030 Notes”).
Pursuant to the Underwriting Agreement, the Operating Partnership has agreed to sell to the several Underwriters, and the Underwriters have severally agreed to purchase, $500,000,000 aggregate principal amount of 2030 Notes. The 2030 Notes will be guaranteed by the Company. The 2030 Notes will pay interest semi-annually at a rate of 3.050% per annum on February 15 and August 15 each year, commencing on February 15, 2020, and mature on February 15, 2030. The public offering price of the 2030 Notes was 99.878% of the principal amount, for a yield to maturity of 3.064%. The offering is expected to close on September 17, 2019, subject to the satisfaction of customary closing conditions.
Net proceeds from the offering will be approximately $495.2 million, after deducting the underwriting discount and the Operating Partnership’s and the Company’s estimated expenses. The Operating Partnership intends to use the net proceeds from the offering for general corporate purposes, which may include funding development projects, acquiring land and properties and repaying outstanding indebtedness, which may include borrowings, if any, under the Operating Partnership’s revolving credit facility and term loan facility.
This Current Report on Form
 8-K
shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form
 8-K
and is incorporated herein by reference.
ITEM 7.01	REGULATION FD DISCLOSURE

On September 3, 2019, the Company issued a press release announcing that the Operating Partnership has priced the underwritten public offering of the 2030 Notes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form
 8-K.
The information included in this Current Report on Form
 8-K
under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form
 8-K
under this Item 7.01 (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

1.1*
Underwriting Agreement, dated September 3, 2019, by and among Kilroy Realty, L.P., Kilroy Realty Corporation and Wells Fargo Securities, LLC and Barclays Capital Inc., as representatives of the several underwriters named on Schedule A thereto.

99.1**	Press Release, dated September 3, 2019, issued by Kilroy Realty Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

**	Furnished herewith

EXHIBIT INDEX

Exhibit No.	Description

1.1*
Underwriting Agreement, dated September 3, 2019, by and among Kilroy Realty, L.P., Kilroy Realty Corporation and Wells Fargo Securities, LLC and Barclays Capital Inc., as representatives of the several underwriters named on Schedule A thereto.

99.1**	Press Release, dated September 3, 2019, issued by Kilroy Realty Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith

**	Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation

Date: September 4, 2019

	By:	/s/ Merryl E. Werber
Merryl E. Werber
Senior Vice President,
Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.

Date: September 4, 2019
	By:	Kilroy Realty Corporation, Its general partner

	By:	/s/ Merryl E. Werber
Merryl E. Werber
Senior Vice President,
Chief Accounting Officer and Controller